UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 5, 2006

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia	31602
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See discussion at Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2006, PAB Bankshares (the “Company”) completed a private placement of $10,000,000 of trust preferred securities, through a newly formed Delaware statutory trust subsidiary of the Company, PAB Bankshares Capital Trust II (the “Trust”). The trust preferred securities require quarterly distributions and bear interest at a floating rate equal to the three-month LIBOR plus 1.63%, with the initial rate being 7.00%. The trust preferred securities mature on December 31, 2036 and are redeemable at the Company’s option beginning on or after December 31, 2011. In addition, the trust preferred securities may be redeemed by the Company at any time upon certain events including a change in the capital treatment of the Debentures held by the Trust (as described below), the Trust being deemed an investment company under the Investment Company Act of 1940, or certain adverse tax consequences. The redemption price for the trust preferred securities will be 100% of the aggregate principal amount, plus accrued and unpaid interest thereon.

The terms of the trust preferred securities, including, without limitation, the terms related to the issuance and prepayment thereof, the payment, or deferral, of interest thereon and the events constituting an event of default thereunder, are set forth in that certain Amended and Restated Trust Agreement dated as of October 5, 2006 among the Company, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein (the “Trust Agreement”). The payments of distributions on and redemption or liquidation of the trust preferred securities issued by the Trust are guaranteed by the Company pursuant to a Guarantee Agreement dated as of October 5, 2006 between the Company and Wilmington Trust Company, as Trustee (the “Guarantee Agreement”).

The proceeds from the sale of the trust preferred securities were used by the Trust to purchase from the Company $10,000,000 in aggregate principal amount of floating rate junior subordinated deferrable interest debentures (the “Debentures”). The Trust simultaneously issued common shares to the Company for consideration of $310,000, which amount was used to purchase additional Debentures. The Debentures are the sole assets of the Trust.

The Debentures were issued pursuant to a Junior Subordinated Indenture Agreement dated October 5, 2006 between the Company and Wilmington Trust Company, as Trustee (the “Indenture”). The Indenture, the Trust Agreement and the Guarantee Agreement are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this report and are incorporated by reference into this Item 2.03. Like the trust preferred securities, the Debentures bear interest at a floating rate equal to the three-month LIBOR plus 1.63%, with the initial rate being 7.00%. The interest payments on the Debentures will be used to pay the quarterly distributions payable by the Trust to the holders of the trust preferred securities. The maturity date of the Debentures may be accelerated, at the option of the Company and subject to prior approval from the Federal Reserve, to a date not earlier than December 31, 2011, if certain conditions are met.

The $10,000,000 in net proceeds to the Company from the sale of the Debentures to the Trust will be used by the Company to redeem the Company’s currently outstanding trust preferred securities, which bear interest at a floating rate equal to the six-month LIBOR plus 3.75% (currently 9.17%). The redemption date on those securities is December 8, 2006.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

4.1
Amended and Restated Trust Agreement among PAB Bankshares, Inc., as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein dated as of October 5, 2006.

4.2	Junior Subordinated Indenture between PAB Bankshares, Inc. and Wilmington Trust Company, as Trustee dated as of October 5, 2006.

4.3	Guarantee Agreement between PAB Bankshares, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee dated as of October 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date:	October 6, 2006	/s/ Donald J. Torbert, Jr.
(Signature)
Donald J. Torbert, Jr.,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Description

4.1
Amended and Restated Trust Agreement among PAB Bankshares, Inc., as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein dated as of October 5, 2006.

4.2	Junior Subordinated Indenture between PAB Bankshares, Inc. and Wilmington Trust Company, as Trustee dated as of October 5, 2006.

4.3	Guarantee Agreement between PAB Bankshares, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee dated as of October 5, 2006.